EXHIBIT 99(a)(1)(iii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

ADS Notice of Guaranteed Delivery
For the Tender American Depositary Shares
of
Wavecom S.A.
at
the U.S.$ Equivalent of €7 Per American Depositary Share
Pursuant to the U.S. Offer to Purchase dated October 28, 2008 by
Gemalto S.A.
a subsidiary of
Gemalto N.V.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON MONDAY, DECEMBER 15, 2008, UNLESS THE U.S. OFFER IS EXTENDED.

Do not use for signature guarantees

This ADS Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the offer by Gemalto S.A., a company organized under the laws of France and a subsidiary of Gemalto N.V., a company organized under the laws of The Netherlands, to purchase all outstanding ADSs of Wavecom S.A., for the U.S. dollar equivalent of €7 per ADS, net to the seller in cash, less any required withholding taxes and without interest thereon, as described in the U.S. Offer to Purchase, dated October 28, 2008 (the “U.S. Offer to Purchase”) and the related ADS Letter of Transmittal if:

•	the ADRs evidencing such ADSs are not immediately available, or

•	the procedures for book-entry transfer cannot be completed prior to the expiration date of the U.S. Offer, or

•	time will not permit all required documents to reach Computershare, the Receiving Agent for the U.S. Offer, prior to the expiration date of the U.S. Offer.

The term “expiration date” means 12:00 noon, New York City time, on Monday, December 15, 2008, or, if the U.S. Offer is extended, the latest time and date at which the U.S. Offer, as extended, will expire. This form may be transmitted via facsimile or mailed to the Receiving Agent and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the U.S. Offer to Purchase. Any terms used herein and not otherwise defined herein shall have the meanings assigned to them in the U.S. Offer to Purchase.

The Receiving Agent for the U.S. Offer is:

By Mail:	By Overnight Delivery:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

By Facsimile Transmission:
617-360-6810

DELIVERY OF THIS ADS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This ADS Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an ADS Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the ADS Letter of Transmittal.

In the case of ADSs held through DTC (as defined in Section 2 of the U.S. Offer to Purchase), the ADS Notice of Guaranteed Delivery may be delivered to the Receiving Agent by a participant in DTC’s system via the book-entry confirmation system. Shares or OCEANEs of Wavecom S.A. may not be tendered by means of this form.

Ladies and Gentlemen:

The undersigned hereby tenders to Gemalto S.A., a company organized under the laws of France and a subsidiary of Gemalto N.V., upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, dated October 28, 2008, and the related ADS Letter of Transmittal, receipt of which is hereby acknowledged, the number of ADSs indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the U.S. Offer to Purchase.

Number of ADSs Tendered:

ADR No(s). (if available):

If ADSs will be delivered by book-entry transfer:

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

Date:

Name(s) of Record Holders(s):

(Please type or Print)

Address(es):

(Including Zip Code)

Area Code and telephone Number:

Signature(s):

(please type or print)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the ADRs evidencing all ADSs tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such ADSs into the Receiving Agent’s account at DTC (pursuant to the procedures set forth in Section 3 of the U.S. Offer to Purchase), together with a properly completed and duly executed ADS Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the U.S. Offer to Purchase)) and any other documents required by the ADS Letter of Transmittal, will be received by the Receiving Agent at one of its addresses set forth above within three (3) Nasdaq trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Receiving Agent and must deliver the ADS Letter of Transmittal, ADRs evidencing the ADSs and/or any other required documents to the Receiving Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Dated:

NOTE:  DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY; ADRs EVIDENCING ADSs ARE TO BE DELIVERED WITH YOUR ADS LETTER OF TRANSMITTAL.

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